Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                          For the Month of July 1998
                     Distribution Date of August 20, 1998
                           Servicer Certificate #22

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $213,854,882.24
Beginning Pool Factor                                           0.4395717

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,983,827.46
     Interest Collected                                     $1,753,778.06

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $854,323.15
Total Additional Deposits                                     $854,323.15

Repos / Chargeoffs                                            $507,563.18
Aggregate Number of Notes Charged Off                                 100

Total Available Funds                                      $12,883,150.77

Ending Pool Balance                                       $203,072,269.50
Ending Pool Factor                                              0.4174084

Servicing Fee                                                 $178,212.40

Repayment of Servicer Advances                              $1,708,777.90

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,551,724.48
     Target Percentage                                               2.50%
     Target Balance                                         $5,076,806.74
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($821,577.22)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.906%
Current Weighted Average Remaining Term (months):                   30.54

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $1,470,685.35     1,148
                                31 - 60 days            $421,489.39       335
                                60+  days               $221,542.23        87

     Total:                                           $2,113,716.97     1,168

     Balances:                  60+  days             $2,457,143.53        87

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $37,879.70
+    Excess Serv.                                       $783,697.52
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,551,724.48

Exhibit 20.4
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of July 1998

                                                                    NOTES
                                                                                                     CLASS B         CLASS C
                                   TOTAL         CLASS A - 1     CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                              $486,507,362.75  $106,500,000.00 $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                            0.00%           0.00%           93.50%           3.50%           3.00%
     Coupon                                             5.490%          5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance        $213,854,882.24
Ending Pool Balance           $203,072,269.50

Collected Principal            $10,275,049.56
Collected Interest              $1,753,778.06
Charge - Offs                     $507,563.18
Liquidation Proceeds/Recoveries   $854,323.15
Servicing                         $178,212.40
Cash Transfer from Reserve Account      $0.00
Total Collections Available
  for Debt Service             $12,704,938.37

Beginning Balance             $213,854,882.24            $0.00           $0.00  $193,047,430.72  $11,212,653.04   $9,594,798.48

Interest Due                    $1,138,628.11            $0.00           $0.00    $1,018,325.20      $60,735.20      $59,567.71
Interest Paid                   $1,138,628.11            $0.00           $0.00    $1,018,325.20      $60,735.20      $59,567.71
Principal Due                  $10,782,612.74            $0.00           $0.00   $10,081,742.91     $377,391.45     $323,478.38
Principal Paid                 $10,782,612.74            $0.00           $0.00   $10,081,742.91     $377,391.45     $323,478.38

Ending Balance                $203,072,269.50            $0.00           $0.00  $182,965,687.81  $10,835,261.59   $9,271,320.10
Note / Certificate Pool Factor                          0.0000          0.0000           0.7736          0.6363          0.6359
   (Ending Balance / Original Pool Amount)
Total Distributions            $11,921,240.85            $0.00           $0.00   $11,100,068.11     $438,126.65     $383,046.09

Interest Shortfall                      $0.00            $0.00           $0.00            $0.00           $0.00           $0.00
Principal Shortfall                     $0.00            $0.00           $0.00            $0.00           $0.00           $0.00
     Total Shortfall                    $0.00            $0.00           $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                  $783,697.52
     (see Memo Item - Reserve Account)

Beginning Reserve Acct. Bal.   $10,551,724.48
(Release) / Draw                 ($821,577.22)
Ending Reserve Acct Balance     $9,730,147.26

Exhibit 20.4
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of July 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                5               4                3               2                 1
                                Feb-98           Mar-98          Apr-98           May-98          Jun-98            Jul-98
Beginning Pool Balance     $271,290,173.60  $258,022,892.73  $246,172,998.69  $234,126,757.26  $226,051,917.20  $213,854,882.24

A)  Loss Trigger:
    Principal of Contracts
     Charged Off              $664,343.07       $619,153.90       $924,170.15     $540,216.26      $600,037.39      $507,563.18
    Recoveries                $825,149.66     $1,334,354.14     $2,397,242.15     $593,326.92      $795,132.73      $854,323.15

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)          $2,083,540.31                 Total Charged off (Months 1 - 6)      $3,855,483.95
  Total Recoveries (Months 3, 2, 1)           $2,242,782.80                 Total Recoveries (Months 1 - 6)       $6,799,528.75
  Net Loss / (Recoveries) for 3 Mos            ($159,242.49)(a)             Net Loss/(Recoveries) for 6 Mos.     ($2,944,044.80)(c)

  Total Balance (Months 5, 4, 3)            $738,322,648.68(b)              Total Balance (Months 1 - 6)      $1,449,519,621.72(d)

  Loss Ratio Annualized  [(a/b) * (12)]             -0.2588%                Loss Ratio Annualized [(c/d) (12)]         -2.43726%

  Trigger:  Is Ratio > 1.5%                              No                 Trigger:  Is Ratio > 6.0%                        No

                                                                                  May-98          Jun-98            Jul-98
B)   Delinquency Trigger:                                                       $2,892,433.92    $2,554,666.54    $2,457,143.53
     Balance delinquency 60+ days                                                    1.23541%         1.13012%         1.14898%
     As % of Beginning Pool Balance                                                  1.11245%         1.14213%         1.17150%
     Three Month Average

     Trigger:  Is Average > 2.0%                         No

C)   Noteholders Percent Trigger:                    2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

     Trigger:  Is Minimum < 1.0%                         No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer